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                                                                    Exhibit 99.1

                              [INTELLIGROUP LOGO]



For Immediate Release

CONTACT:
Investor Relations
(732) 362-2380


           INTELLIGROUP ANNOUNCES DEPARTURE OF CHIEF OPERATING OFFICER

EDISON, N.J., December 10, 2004 /PRNewswire-FirstCall/ -- Intelligroup, Inc., a global provider of strategic IT outsourcing services, today announced that Doug Berto, its Chief Operating Officer, has left the company to pursue other opportunities effective immediately.

"We thank Doug for his contribution, and wish him the best for the future," said Chief Executive Officer Arjun Valluri. Mr. Valluri will assume the duties of COO.


ABOUT INTELLIGROUP

Intelligroup, Inc. is a global provider of strategic IT outsourcing services. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries.